UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2005
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                      Transnational Financial Network, Inc.
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        (Exact name of small business issuer as specified in its charter)


California                       1-14219                           94-2964195
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(State or other jurisdiction     (Commission File            (I.R.S.Employer
of incorporation)                   Number)                  Identification No.)

401 Taraval Street, San Francisco, CA                             94116
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(Address of principal executive offices)                          (Zip Code)



(Registrant's telephone number, including area code: (415) 242-7800




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(Former name, former address and former fiscal year, if changed since last report)




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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance sheet Arrangement of a Registrant.

On January 12, 2005, the registrant closed an offering of $2,687,700 of convertible subordinated redeemable debt. The Company received $2,539,000 after paying issuance costs of $148,700. The debt matures on January 12, 2015, bears interest at the rate of 8.5% per annum, payable at the end of each calendar quarter. The obligations are subordinated to all indebtedness outstanding on January 12, 2005 and all existing and future warehouse, quicksale or gestation lines of credit. The indebtedness is convertible at the option of the holder, and subject to adjustment in certain circumstances, at $1.00 per share. For the first 18 months the indebtedness is outstanding, the indebtedness can be redeemed without conversion at a redemption price equal to 120% of the principal amount redeemed. For the next succeeding six months, the indebtedness may be redeemed for 115% of the principal amount redeemed and thereafter until maturity at 110% of the amount redeemed, in both instances subject to right of the holder to convert.

The offering was placed with 30 separate investors, each of whom is accredited as defined in Regulation D. The offering was exempt from registration pursuant
Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01 Exhibits

Exhibit 2005(1) Form of 8.5% Convertible Subordinated Note Due 2015





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: January 12, 2005
                                          Transnational Financial Corporation


                                          /s/ Joseph Kristul
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                                          Joseph Kristul, President